TRANSACTIONS
The following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected in the last 60 days, inclusive of any transactions effected through 4:00 p.m., New York City time, on August 7, 2025. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Call Option (Exercise Price $15, Expiration 01/16/26)	34,000 contracts relating to 3,400,000	2.089	6/9/2025
Call Option (Exercise Price $21, Expiration 01/16/26)	(34,000) contracts relating to (3,400,000)	1.010	6/9/2025
Call Option (Exercise Price $10, Expiration 06/20/25)	(8,365) contracts relating to (836,500)	2.150	6/9/2025
Common Stock	(250,000)	12.700 (1)	6/10/2025
Common Stock	100,000	11.700	6/17/2025
Common Stock	120,000	11.810	6/17/2025
Common Stock	200,000	15.292 (2)	6/26/2025
Common Stock	(500,000)	16.270 (3)	6/26/2025
Common Stock	(500,000)	16.321 (4)	6/26/2025
Common Stock	(250,000)	16.428 (5)	6/26/2025
Common Stock	(7,032)	16.515 (6)	6/26/2025
Warrant	56,130	9.571 (7)	6/26/2025
Warrant	24,107	15.568 (8)	6/26/2025
Common Stock	250,000	16.413 (9)	6/27/2025
Common Stock	(250,000)	17.100	6/27/2025
Common Stock	(12,532)	17.544 (10)	6/27/2025
Common Stock	(500,000)	17.027 (11)	6/30/2025
Common Stock	(50,000)	17.100	6/30/2025
Common Stock	(400,000)	17.450	7/2/2025
Call Option (Exercise Price $21, Expiration 01/16/26)	17,000 contracts relating to 1,700,000 shares	2.687	7/3/2025
Common Stock	250,000	13.850 (12)	7/7/2025
Common Stock	250,000	14.985 (13)	7/7/2025
Common Stock	250,000	13.845	7/8/2025
Common Stock	150,000	14.005	7/8/2025
Common Stock	100,000	14.008	7/8/2025
Common Stock	18,679	13.298 (14)	7/9/2025
Common Stock	100,000	13.400	7/9/2025
Common Stock	50,000	13.400 (15)	7/9/2025
Common Stock	100,000	13.520 (16)	7/9/2025
Common Stock	100,000	13.589 (17)	7/9/2025
Common Stock	100,000	13.592 (18)	7/9/2025
Common Stock	100,000	13.600 (19)	7/9/2025
Common Stock	250,000	13.370 (20)	7/10/2025
Common Stock	100,000	13.600	7/10/2025
Common Stock	150,000	13.700 (21)	7/10/2025
Common Stock	250,000	12.513 (22)	7/11/2025
Common Stock	250,000	12.632 (23)	7/11/2025
Common Stock	(200,000)	13.549 (24)	7/14/2025
Warrant	(46,839)	7.489 (25)	7/14/2025
Common Stock	200,000	13.917 (26)	7/16/2025
Common Stock	200,000	13.469 (27)	7/17/2025
Common Stock	200,000	13.108 (28)	7/18/2025
Common Stock	200,000	13.265 (29)	7/22/2025
Common Stock	250,000	13.672 (30)	7/24/2025
Common Stock	(1,000,000)	13.690	7/24/2025
Common Stock	93,084	13.745 (31)	7/25/2025
Common Stock	300,000	13.612	7/28/2025
Common Stock	(46,666)	13.500	7/31/2025
Common Stock	60,000	13.560	7/31/2025
Common Stock	50,000	13.578 (32)	7/31/2025
Common Stock	200,000	12.820	8/1/2025
Common Stock	14,000	13.000	8/1/2025
Call Option (Exercise Price $13.5, Expiration 08/08/25)	5,250 contracts relating to 525,000 shares	0.464	8/4/2025
Common Stock	500,000	14.080	8/5/2025
Common Stock	458,300	13.970	8/6/2025
Call Option (Exercise Price $14, Expiration 08/08/25)	6,362 contracts relating to 636,200 shares	0.490	8/6/2025

TWO SEAS STRATEGIC FUND

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	100,000	13.011 (33)	7/30/2025
Common Stock	40,000	13.560	7/31/2025
Common Stock	50,000	13.578 (34)	7/31/2025
Common Stock	86,000	13.000	8/1/2025
Common Stock	100,000	12.800	8/4/2025
Common Stock	100,000	12.800	8/4/2025
Common Stock	360,136	12.885 (35)	8/4/2025
Common Stock	200,000	12.890	8/4/2025
Common Stock	200,000	12.910	8/4/2025
Common Stock	105,607	13.246 (36)	8/4/2025
Common Stock	121,000	13.350	8/4/2025
Common Stock	100,000	13.430	8/4/2025
Common Stock	(20,500)	13.470	8/4/2025
Call Option (Exercise Price $13.5, Expiration 08/08/25)	5,250 contracts relating to 525,000 shares	0.464	8/4/2025
Common Stock	57,440	13.789 (37)	8/5/2025
Common Stock	100,000	13.940	8/5/2025
Common Stock	23,669	13.900	8/6/2025
Common Stock	39,173	13.960	8/6/2025
Common Stock	54,676	13.980	8/6/2025
Common Stock	117,518	13.990	8/6/2025
Call Option (Exercise Price $14, Expiration 08/08/25)	4,984 contracts relating to 498,400 shares	0.490	8/6/2025
Common Stock	78,284	14.299 (38)	8/7/2025
Common Stock	78,284	14.498 (39)	8/7/2025

MANAGED ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	70,000	13.900	8/6/2025
Common Stock	70,000	13.900	8/6/2025
Common Stock	53,432	13.900	8/6/2025
Common Stock	30,000	13.900	8/6/2025
Common Stock	30,000	13.900	8/6/2025
Common Stock	22,899	13.900	8/6/2025
Common Stock	70,000	13.950	8/6/2025
Common Stock	30,000	13.950	8/6/2025
Common Stock	7,580	13.960	8/6/2025
Common Stock	3,247	13.960	8/6/2025
Common Stock	10,579	13.980	8/6/2025
Common Stock	4,534	13.980	8/6/2025
Common Stock	22,738	13.990	8/6/2025
Common Stock	9,744	13.990	8/6/2025
Common Stock	70,000	13.999 (40)	8/6/2025
Common Stock	30,000	13.999 (41)	8/6/2025
Call Option (Exercise Price $14, Expiration 08/08/25)	965 contracts relating to 96,500 shares	0.490	8/6/2025
Call Option (Exercise Price $14, Expiration 08/08/25)	412 contracts relating to 41,200 shares	0.490	8/6/2025
Common Stock	15,201	14.299 (42)	8/7/2025
Common Stock	6,515	14.299 (43)	8/7/2025
Common Stock	15,201	14.498 (44)	8/7/2025
Common Stock	6,515	14.498 (45)	8/7/2025

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $12.700 to $12.710, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (45).
(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.580 to $16.130, inclusive.
(3) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.645 to $16.837, inclusive.
(4) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.290 to $16.415, inclusive.
(5) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.250 to $16.665, inclusive.
(6) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.500 to $16.530, inclusive.
(7) The sale price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $8.500 to $10.150, inclusive.
(8) The sale price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.450 to $16.500, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.250 to $16.500, inclusive.
(10) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.500 to $17.620, inclusive.
(11) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.000 to $17.145, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.800 to $13.900, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.850 to $15.000, inclusive.
(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.278 to $13.400, inclusive.
(15) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.395 to $13.400, inclusive.
(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.515 to $13.550, inclusive.
(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.535 to $13.600, inclusive.
(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.535 to $13.600, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.595 to $13.600, inclusive.
(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.110 to $13.790, inclusive.
(21) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.690 to $13.700, inclusive.
(22) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $12.425 to $12.590, inclusive.
(23) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $12.440 to $12.900, inclusive.
(24) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $13.540 to $13.570, inclusive.
(25) The purchase price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $7.450 to $7.515, inclusive.
(26) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.850 to $13.945, inclusive.
(27) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.435 to $13.525, inclusive.
(28) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.055 to $13.120, inclusive.
(29) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.130 to $13.300, inclusive.
(30) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.590 to $13.750, inclusive.
(31) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.730 to $13.750, inclusive.
(32) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.520 to $13.650, inclusive.
(33) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $12.720 to $13.200, inclusive.
(34) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.520 to $13.650, inclusive.
(35) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $12.860 to $12.890, inclusive.
(36) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.065 to $13.425, inclusive.
(37) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.405 to $14.000, inclusive.
(38) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.290 to $14.300, inclusive.
(39) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.450 to $14.499, inclusive.
(40) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.880 to $14.000, inclusive.
(41) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.880 to $14.000, inclusive.
(42) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.290 to $14.300, inclusive.
(43) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.290 to $14.300, inclusive.
(44) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.450 to $14.499, inclusive.
(45) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.450 to $14.499, inclusive.